SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         July 31, 2003
                                                         -------------


                                  INERGY, L.P.
                                  ------------
            (Exact name of registrant as specified in its charter)

              Delaware              0-32453            43-1918951
              --------              --------           ----------
           (State or other      (Commission File    (I.R.S. Employer
           jurisdiction of          Number)          Identification
           incorporation)                                Number)


     Two Brush Creek Boulevard, Suite 200, Kansas City, MO      64112
     --------------------------------------------------------------------
          (Address of Principal Executive Offices)            (Zip Code)


                                (816) 842-8181
                                --------------
               Registrant's telephone number, including area code


        (Former name or former address, if changed since last report.)


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Item 2.    Acquisition or Disposition of Assets

Acquisition of Assets
---------------------

      On July 31, 2003, Inergy Propane, LLC, a limited liability company that is wholly owned by Inergy, L.P., acquired substantially all of the propane assets of United Propane, Inc. ("United Propane"). In exchange for these assets:

           (a) Inergy, L.P. issued 889,906 common units and 254,259 senior subordinated units to United Propane;

           (b) Inergy Propane, LLC paid approximately $2.4 million in cash to United Propane for inventory, accounts receivable and other current assets; and

           (c) Inergy Propane, LLC assumed approximately $5 million of United Propane's liabilities.

      Inergy Propane, LLC obtained the cash portion of the purchase price by drawing on its existing credit facility with Wachovia Bank, National Association and certain other lenders. Inergy Propane, LLC intends to utilize the acquired United Propane assets in its existing retail propane business.

United Propane
--------------

      United Propane was founded in 1943 and was the 24th largest retailer and distributor of propane in the United States. During the twelve months ended June 30, 2003, United Propane delivered approximately 23 million gallons of propane and served nearly 30,000 customers from twelve customer service centers in Maryland, Delaware and West Virginia. United Propane had approximately 135 employees who are now employees of Inergy Propane, LLC.

Transactions Related to the United Propane Acquisition
------------------------------------------------------

      Inergy, L.P. agreed that on or before August 30, 2003, it would use its best efforts to file a shelf registration statement under the federal securities laws to register the 889,906 common units issued to United Propane, plus 254,259 common units that may be issued as a result of the conversion of the senior subordinated units issued to United Propane. Inergy, L.P. agreed to use its best efforts to cause that registration statement to be declared effective by the SEC within 90 days after filing and thereafter to keep it in effect until the earlier of (i) the date on which all of the registered common units have been sold, and (ii) the date on which all of the registered common units may be sold without registration or restriction.

      Pursuant to a Unitholder Agreement entered into by Inergy, L.P. and United Propane, United Propane agreed that for a period of three years it would vote 508,518 of its common units issued in this acquisition in favor of and in accordance with any recommendation of the majority of the Board of Directors of our managing general partner. United Propane further agreed during this three year period to give Inergy, L.P. a right of first refusal with respect to 508,518 of its common units.


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


      Robert Pascal, the sole shareholder and chief executive officer of United Propane, was appointed to the Board of Directors of our managing general partner in July 2003.

Item 7.    Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

      It is impracticable to provide United Propane's historical audited financial statements as of June 30, 2003 and for the year then ended, as required by this Item within the time this Current Report on Form 8-K is required to be filed. Such historical financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

      It is impracticable to provide the pro forma financial statements required by this Item within the time this Current Report on Form 8-K is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.

(c)   Exhibits.

      2.1. Asset Purchase Agreement, dated June 30, 2003, by and among Inergy, L.P., Inergy Propane, LLC, United Propane, Inc. and Robert Pascal.

      2.2. Registration Rights Agreement, dated July 31, 2003, by and among Inergy, L.P., United Propane, Inc. and Robert Pascal.

      2.3. Unitholder Agreement, dated July 31, 2003, by and between Inergy, L.P. and United Propane, Inc.



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


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INERGY, L.P.

                               By:  INERGY GP, LLC, its Managing General
                                     Partner


Dated: August 15, 2003         By:   /s/ Laura L. Ozenberger
                                    -------------------------------
                                    Laura L. Ozenberger
                                    Vice President -- General Counsel and
                                    Secretary



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


                                  Exhibit Index
                                  -------------

Exhibit Number       Description
--------------       -----------

   2.1. Asset Purchase Agreement, dated June 30, 2003, by and among Inergy, L.P., Inergy Propane, LLC, United Propane, Inc. and Robert Pascal.

   2.2. Registration Rights Agreement, dated July 31, 2003, by and among Inergy, L.P., United Propane, Inc. and Robert Pascal.

   2.3. Unitholder Agreement, dated July 31, 2003, by and between Inergy, L.P. and United Propane, Inc.




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